UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 18, 2007

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)

Registrant’s telephone number, including area code:      (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of CVB Financial Corporation (“the Committee”) approved the Discretionary Performance Compensation Plan for 2006. The Performance Plan provides for bonus compensation based on the achievement of certain performance goals. On January 19, 2007, the Committee met to review goals in the Performance Plan and determined that the goals were met. Based on the Performance Plan, the named executive officers of the CVB Financial Corporation will receive the following 2006 bonus amounts payable in February 2007 as follows:

                     Named Executive Officer                     Amount of 2006 Cash Bonus

                     Christopher D. Myers                                           $ 350,000
                     Edward J. Biebrich, Jr.                                         $ 106,000
                     Jay W. Coleman                                                   $ 106,000
                     Edward J. Mylett, Jr.                                            $   98,000
                     R. Scott Racusin                                                   $   90,000
                     D. Linn Wiley                                                         $ 466,125

Mr. Myers joined the Company August 1, 2006 as Director and President, Chief Executive Officer upon the retirement of Mr. Wiley. Mr. Wiley remains on the board as Vice Chairman.

Item 2.02    Results of Operations and Financial Condition

        On January 19, 2007, CVB Financial Corp. issued a press release setting forth its fourth quarter ending December 31, 2006 earnings. A copy of this press release is attached hereto as Exhibit 99.1, incorporated herein by reference. This press release includes certain non-GAAP financial measures. A reconciliation of these measures to the most comparable GAAP measures is included as part of Exhibit 99.1.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        CVB FINANCIAL CORP.
                                                                                                                        (Registrant)

Date: January 22, 2007	By: /s/ Edward J. Biebrich, Jr. Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer

Exhibit Index

99.1    Press Release, dated January 18, 2007